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                                                                      EXHIBIT 21


                        LIST OF REGISTRANT'S SUBSIDIARIES

 1.      Universal Forest Products Eastern Division, Inc., a Michigan
         Corporation.

 2.      Universal Forest Products Western Division, Inc., a Michigan
         Corporation.

 3.      Shoffner Holding Company, Inc., a Michigan Corporation.

 4.      Shoffner Industries, L.L.C., a Limited Liability Company.

 5.      Consolidated Building Components, Inc., a Pennsylvania Corporation.

 6.      Universal Forest Products of Canada, Inc., a Canadian Corporation.

 7. Universal Forest Products Mexico Holdings, S. de R.L. de C.V., a Mexican Corporation.

 8.      Nascor Incorporated, a Canadian Corporation (57% owned).

 9.      Universal Truss, Inc., a Michigan Corporation.

10. Pinelli Universal, S. de R.L. de C.V., a Mexican Corporation (45% owned).

11.      Universal Forest Products - FSC, Inc., a Barbados Corporation.

12.      Universal Forest Products Holding Company, Inc., a Michigan
         Corporation.

13. D&R Framing Contractors, L.L.C., a Limited Liability Company (50% owned).

14.      Nascor Structures, Inc., a Nevada Corporation.

15.      UFP Real Estate, Inc., a Michigan Corporation.

16.      Universal Forest Products Nova Scotia ULC, a Canadian Corporation.

17.      ECJW Holdings Ltd., a Canadian Corporation (50% owned).

18.      Universal Forest Products Canada Limited Partnership.

19.      Universal Forest Products Georgia Limited Partnership.

20.      Universal Forest Products Indiana Limited Partnership.

21.      Universal Forest Products Tennessee Limited Partnership.

22.      Universal Forest Products Texas Limited Partnership.

23.      Euro-Pacific Building Materials, Inc., an Oregon Corporation.

24.      Universal Forest Products Reclamation Center, Inc., a Michigan
         Corporation.

25.      Universal Consumer Products, Inc., a Michigan Corporation.